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                                                                Exhibit 3(b)(3)

List of Broker Dealers that executed Amendment to Selling Agreement

 1st Discount Brokerage                       Brewer Financial Services, LLC
 Advanced Advisor Group, LLC                  Brokers International Financial
                                              Services, LLC
 Advisory Group Equity Services               Burns Financial Centre, Inc.
 Affinity Investment Services, LLC            C C F Investments, Inc.
 Allegheny Investments Ltd.                   Calton & Associates, Inc.
 Allegiant Securities LLC                     Cambridge Legacy Securities
 Allen, Mooney & Barnes Brokerage             Capital Growth Resources
 Services, LLC
 Almax Financial Solutions, LLC               Capital Guardian LLC
 Alternative Wealth Strategies,               Capital One Investment Services
 Inc.                                         LLC
 American Equity Invsmt. Corp.                Carter, Terry & Co., Inc.
 American Financial Associates                CCO Investment Services
                                              Corporation
 American Wealth Mgmt., Inc.                  Centara Capital Securities, Inc.
 Ameritas Investment Corp.                    Ceros Financial Services, Inc.
 Anderen Capital                              CG Brokerage LLC
 Anderson & Strudwick, Inc.                   Chicago Investment Group, LLC
 Arete Wealth Management                      Choice Investments, Inc.
 Arlington Securities, Inc.                   City Securities Corporation
 Arvest Asset Management                      Coastal Equities, Inc.
 ASKAR Corporation                            Coburn & Meredith, Inc.
 Ausdal Financial Partners, Inc.              Colony Park Financial Services,
                                              LLC
 Avalon Inv. & Sec. Group, Inc.               Comerica Securities, Inc.
 Aventura Securities, LLC                     Community Investment Srvcs, Inc.
 B.B. Graham & Co.                            Coordinated Capital Securities,
                                              Inc.
 Ballew Investments, Inc.                     Cornerstone Financial Services,
                                              Inc.
 BancorpSouth Investment                      Correll Co. Inv Servs Corp.
 Services, Inc.
 Bancwest Investment Services,                CPI Capital
 Inc.
 BBVA Compass Investment                      Crews & Associates, Inc.
 Solutions, Inc.
 BCG Securities, Inc.                         Cullum & Burks Securities
 Beaconsfield Finc'l. Services                Cumberland Brokerage Corporation
 Bedminster Financial Grp., Ltd.              Cutter & Co. Brokerage Inc.
 Beneficial Investment Services,              CW Securities, Inc.
 Inc.
 Bill Few Securities, Inc.                    D.H. Hill Securities LLP
 Blakeslee & Blakeslee                        Davinci Capital Management, Inc.
 BOSC, Incorporated                           Dawson James Securities, Inc.
 Bouchey & Associates, Inc.                   Dempsey Lord Smith, LLC
                                              Detwiler Fenton & Company

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 DeWaay Financial Network, LLC                Gardner Financial Services, Inc.
 Dominion Investor Services,                  Gary Goldberg & Co., Inc.
 Dougherty & Company, LLC
 EBH Securities, Inc.                         Gary Hoch Agency, Inc.
 ECM Securities Corp.                         GBS Financial Corp.
 EDI Financial                                Glen Eagle Advisors, LLC
 Empire Securities Corporation                Gradient Securities, LLC
 Equitas America, LLC                         Grant Williams L.P.
 Essex National Securities, Inc.              GRB Financial LLC
 Essex Securities, LLC                        Great American Advisors, Inc.
 Excel Securities & Associates,               Great American Investors, Inc.
 Inc.
 Fairport Capital, Inc.                       Great Nation Investment Corp.
 FBT Investments, Inc.                        Haas Financial Products, Inc.
 Feltl & Company                              Hantz Financial Services, Inc.
 Fifth Third Securities, Inc.                 Harbor Financial Services, LLC
 Financial America Securities                 Harger and Company Inc.
 Financial Planning Consultants               Harvest Capital LLC
 Financial Telesis Inc.                       Harvest Financial Corporation
 First Brokerage America, LLC                 Hazard & Siegel, Inc.
 First Citizens Investor                      HBW Securities LLC
 Services, Inc.
 First Independent Financial                  Heim Young & Associates, Inc.
 Services, Inc.
 First Southeast Investor Services            Horan Securities, Inc.
 First Tennessee Brokerage, Inc.              Howe Barnes Hoefer & Arnett, Inc.
 First Western Advisors                       IBN Financial Services, Inc.
 FirstMerit Financial Services,               Independence Capital Company
 Inc.
 Five Star Investment Services,               Independent Financial Group, LLC
 Inc.
 FNB Brokerage Services, Inc.                 Infinex Investments, Inc.
 Folger Nolan Fleming Douglas Inc.            Institutional Securities Corp.
 Foresters Equity Services, Inc.              Integral Financial, LLC
 Forsyth Securities, Inc.                     Integrated Trading and
                                              Investments, Inc.
 Founders Financial Securities,               Intercarolina Finc'l. Services
 LLC
 Fourth Street Financial Group,               Inverness Securities, LLC
 Inc.
 Fox Financial Management                     Investment Centers of America,
 Corporation                                  Inc.
 Freedom Investors Corp.                      Investment Planners, Inc.
 Frost Brokerage Services, Inc.               ISG Equity Sales Corporation
 FSB Warner Financial, Inc.                   J.P. Turner & Co., L.L.C.
 FSIC                                         John James Investments, Ltd.
 G.L.S. & Associates, Inc.                    Kaiser and Company
 Garden State Securities, Inc.                Kalos Capital, Inc.
                                              L. O. Thomas & Co., Inc.
                                              Landaas & Co.

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 Leonard & Company                            Okoboji Financial Servs, Inc.
 Lewis Financial Group, L.C.                  Omni Financial Securities, Inc.
 Liberty Group, LLC                           Omnivest, Incorporated
 Lighthouse Capital Corporation               OnLine Brokerage Services, Inc.
 Lombard Securities Inc.                      Pacific Financial Associates,
                                              Park Avenue Securities, LLC
 Loria Financial Group, LLC                   Paulson Investment Co., Inc.
 Lowell & Company, Inc.                       Penrod & Company
 LSY, Inc. dba American Investors             Perryman Securities, Inc.
 Company
 M Holdings Securities, Inc.                  PFA Security Asset Management,
                                              Inc.
 M&T Securities, Inc.                         Pinnacle Equity Management, Inc.
 Madison Avenue Securities, Inc.              Plan Professionals, Limited
 Maplewood Investment Advisors                Planned Investment Co., Inc.
 McClurg Capital Corporation                  Portsmouth Financial Services
 McDuffie/Morris Financial Group,             Presidential Brokerage, Inc.
 Inc.
 MCL Financial Group, Inc.                    Private Client Services, LLC
 McNally Financial Services                   Professional Asset Management,
 Corporation                                  Inc.
 Meritus Financial Group, Inc.                Protected Investors of America
 Merrimac Corporate Securities,               PTS Brokerage, LLC
 Inc.
 Michigan Securities, Inc.                    Pyramid Funds Corporation
 Mid Atlantic Capital Corp.                   Quest Capital Strategies, Inc.
 MidAmerica Financial Services,               R.W. Towt & Associates
 Inc.
 Moloney Securities Company                   Rampart Financial Services Inc.
 Moors & Cabot, Inc.                          Regency Securities, Inc.
 Mutual Funds Associates, Inc.                Rhodes Securities, Inc.
 Mutual Securities, Inc.                      Ridgeway & Conger, Inc.
 Mutual Trust Co. of America                  RMJB, Inc.
 National Securities Corp.                    S.G. Long & Company
 NBC Securities, Inc.                         Sage Rutty & Co. Inc.
 NewAlliance Investments, Inc.                Saunders Retirement Advisors,
                                              Inc.,
 Newport Coast Securities                     Saxony Securities
 Nexity Financial Services, Inc.              Scottsdale Capital Advisors
 NGC Financial, LLC                           Securities Equity Group
 North Ridge Securities Corp.                 SFA Financial, LLC
 NorthStar Financial Partners,                Shareholders Service Group, Inc.
 Inc.
 Nutmeg Securities, LLC                       Signal Securities, Inc.
 Oak Tree Securities, Inc.                    Signator Investors, Inc.
 OFG Financial Services, Inc.                 Silver Oak Securities, Inc.
 Ogilvie Security Advisors Corp.              SMC Financial, Inc.

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 Smith Hayes Fin'l Serv. Corp.                USA Advanced Planners Inc.
 Smith, Brown & Groover, Inc.                 USA Financial Securities
                                              Corporation
 Southeast Investments N.C. Inc.              Valic Financial Advisors, Inc.
 Southwest Securities, Inc.                   Valley National Investments, Inc.
 Spectrum Capital, Inc.                       Vanderbilt Securities, LLC
 Spire Securities, LLC                        Variable Investment Advisors,
                                              Inc.
 Stephens Inc.                                VFinance Investments, Inc.
 Sterling Monroe Securities, LLC              W.H. Colson Securities, Inc.
 Strongtower Financial, Inc.                  Wall Street Financial Group
 Summit Equities, Incorporated                Wasserman & Associates
 Sunbelt Securities, Inc.                     Waterford Investor Srvs. Inc.
 SWBC Investment Services, LLC                Weaver Tidwell Capital LLC
 Symetra Investment Services, Inc.            Wescom Financial Services LLC
 Synovus Securities, Inc.                     Western International
                                              Securities, Inc.
 T.S. Phillips Investments, Inc.              Westminster Financial Sec. Inc.
 TD Wealth Management Services,               Westport Resources Investment
 Inc.
 The Financial Advantage Co.                  WFG Investments, Inc.
 The Securities Center, Inc.                  Willow Cove Investment Group,
                                              Inc.
 The Tavenner & Company                       Wolf Financial Management, LLC
 Thoroughbred Financial Services              Woodlands Securities Corp.
 LLC
 TimeCapital Securities                       Woodstock Financial Group, Inc.
 Corporation
 Titan Securities                             World Capital Brokerage, Inc.
 Tower Square Securities, Inc.                World Choice Securities, Inc.
 Trade-PMR, Inc.                              World Equity Group, Inc.
 Tricor Financial, LLC                        World Group Securities, Inc.
 UMPQUA Investments, Inc.                     Worth Financial Group, Inc.
 United Brokerage Services, Inc.